UDR Opening doors to the future®

INVESTOR PRESENTATION

JUNE 2020

Next Generation Operating Platform | UDR Resident App


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UDR, Inc. (NYSE: UDR) has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive multifamily real estate properties in a variety of U.S. markets.

- S&P 500 Company
- ~$17.2 Billion Enterprise Value
- 2020 Annualized Dividend of $1.44; ~3.9% yield as of May 28, 2020

Chief Financial Officer:
Joe Fisher | 720-283-6139

Investor Relations:
Trent Trujillo | 720-283-6135

TABLE OF CONTENTS



The Arbory | Portland, OR



Ashton Bellevue and TEN20
Elements
Elements
Brio

Bellevue, WA

UDR AT A GLANCE

UDR is a multifamily REIT that owns, operates, develops and redevelops a diversified portfolio of apartment homes across top-tier U.S. markets. Our primary goals are to consistently generate **strong total shareholder return ("TSR")** while **considering stakeholders and the environments we operate in.**

UDR AT A GLANCE[1]

Established: 1972	S&P 500 Company	Investment Grade Rated	Size: Top-25 REIT	Ent. Value[2]: $17.2B
Markets: 21	Homes: 51,587	Avg. SS Rent[3]: $2,218	A/B Mix: ~60/40%	Urban/Suburb. Mix: ~40/60%

Dev. Pipeline[1]: ~1.5% of EV, ~35% funded	190 Consecutive Qtrs Paying a Dividend	Dividend Yield[2]: 3.9%
5-Yr. Avg. Ann. TSR[2]: 7%	10-Yr. Avg. Ann. TSR[2]: 10%	20-Yr. Avg. Ann. TSR[2]: 12%

UDR'S MARKET COMPOSITION[1]

> 5.0% of Total NOI   2.5%-5.0% Total NOI   < 2.5% Total NOI



Seattle
Portland
San Francisco Bay Area
Monterey Peninsula
Los Angeles
Orange County
Other S. CA – Inland Empire / San Diego
Denver
Dallas
Austin
Nashville
Orlando
Tampa
Other FL – West Palm Beach
Boston
New York
Philadelphia
Metro Washington, D.C.
Baltimore
Richmond
Northeast:
21% of Total NOI
Mid-Atlantic:
20% of Total NOI
Southeast:
10% of Total NOI
West Coast:
38% of Total NOI
Development[2]: $117M
Other Markets[4]:
6% of Total NOI
Development[2]: $98M
Southwest:
6% of Total NOI
Development[2]: $64M

(1) As of March 31, 2020, except otherwise noted. Development includes wholly-owned homes. NOI totals may not sum to 100% due to rounding.
(2) As of May 28. 2020.
(3) SS is defined as UDR's Combined Same-Store pool, which includes the 11 Joint Venture communities acquired in 2019 totaling 3,619 homes as if they were 100 percent owned by UDR during all comparable periods presented.
(4) Other Markets includes six markets (Denver, Inland Empire, Palm Beach, Philadelphia, Portland, and San Diego) that the Company operates in and that individually do not have at least 1,000 Combined Same-Store homes.

Source: Company documents.

RECENT NEWS AND OUTLOOK

UDR's primary goal is to produce strong total shareholder return. The Company is well positioned for a recession and the recovery afterwards.

Strong Collections and Operating Results

Page 5

May's robust results continue to bolster UDR's consistent execution as a top operator.

- **May cash collections**: 94.0% of billed rent, consistent with April at this time of month.
- April cash collections at 97.6% of billed rent vs. 95.5% as of May 4.
- QTD occupancy has averaged 96.4%.
- May blended lease rate growth averaged 0.7%.

Using Technology to Embrace the Future

Pages 6-11

Our Next Generation Operating Platform ("the Platform") is driving self-service and transforming how we conduct our business and interact with customers.

- **The Platform** is projected to expand controllable operating margin(1) by 150-200 bps by 2022 **($15-$20M incremental run-rate NOI).**
  - To date we have achieved ~40% of original underwritten NOI improvement.
  - Controllable margin +80 bps since 2Q18 (baseline for implementation).
  - **Q1 2020 controllable expense growth of -1.1% (vs. +0.9% peer average(2)).**
- **Data Science:** leverage the data we collect to drive top-line growth, continue to find expense efficiencies and provide better customer service to residents.
- **Utilize Predictive Analytics** to enhance market selection and capital allocation.
- Please visit our website at http://ir.udr.com/Presentations to view four short videos: (3)
  - 1) Next Generation Operating Platform, Heat Maps, and Data Hub; 2) Smart Home Tech; 3) Self-Guided Touring; 4) Zoom Tour of Steele Creek in Denver, CO

Balance Sheet Strength with Substantial Liquidity

Page 22

Balance sheet remains fully capable of supporting current operations and future growth.

- $913M in liquidity, as measured by cash and credit facility capacity, as of May 31, 2020.
- ~$237M of remaining projected 2020 uses of capital (at midpoint), excluding scheduled debt maturities, match funded against $248M of identified sources including previously announced dispositions and the settlements of forward equity ATM agreements.
  - On May 15, 2020, closed on the previously announced sale of Borgata Apartment Homes in Seattle, WA for ~$50M (taking YTD 2020 community sales to ~$143M).
- ~$80M, or less than 2%, of consolidated debt matures through 2022(4).
- Investment Grade balance sheet and substantial bond covenant capacity.

(1) Includes personnel, utilities, repair and maintenance and administrative and marketing costs.
(2) Peer group includes AIV, AVB, CPT, EQR, ESS and MAA.
(3) Videos will be available on the UDR website for the duration of the Nareit REITweek virtual investor conference.
(4) Amount excludes principal amortization and amounts on our working capital credit facility.
Source: Company documents.

OPERATING UPDATE

Operating results remain strong through May. UDR's surgical approach to growing blended lease rates and active management of occupancy has preserved our rent roll and gross potential rent.

Operating Takeaways:

- May collections are consistent with April at the same time of the month.
- May occupancy remained strong at 96.1% (above our expectation of 95.5%-96.0%).
- May blended lease rate growth remained positive at 0.7% (-3.3% new / +4.2% renewal)
- Based on enacted regulation, roughly 15% of NOI is in markets subject to restricted renewal rent increases. We continue to take a surgical approach in pricing our units to optimize revenue while being accommodative to residents where needed.

Operating Trends

Multifamily Operating Metric (1)	May 2020 (2)	April 2020	1Q20
Cash rents received (as % of billed rent)	**94.0%**	**97.6%**	**99.6%**
Residents who paid at least a portion of monthly rent (% of homes)	**97.4%**	**98.5%**	**99.8%**
Residents who paid monthly rent in full (% of homes)	93.7%	97.7%	99.5%
Residents who paid a portion of monthly rent (% of homes)	3.8%	0.8%	0.3%
Residents who have not paid at least a portion of monthly rent (% of homes)	2.6%	1.5%	0.2%
Leasing Traffic (average per day)	1,059	782	835
Visits or Qualified Leads (for entire period)	7,040	3,949	24,170
Applications (for entire period)	3,027	2,148	6,816
Lease Closing Ratio	43.0%	54.4%	28.2%
Annualized Turnover	49.8%	40.0%	38.2%

	May 2020	April 2020	1Q20
Weighted Average Occupancy	96.1%	96.6%	97.0%
Effective Blended Lease Rate Growth	0.7%	2.0%	2.8%

- QTD collections are slightly higher at our Suburban communities and are generally consistent across our A-quality and B-quality communities.

QTD 2Q 2020 Cash Collections by Classification

	Class A (3)	Class B (3)	Weighted Average
Urban	94.9%	94.3%	**94.7%**
Suburban	96.0%	95.8%	**95.9%**
Weighted Average	95.2%	95.6%	**95.4%**

(1) Definitions can be found in the Definitions and Reconciliations addendum to this document.
(2) May 2020 collections data as of May 31, 2020; rent payment totals may not sum to 100% due to rounding.
(3) Class A quality is defined as having average community rent > 120% of market average rent. Class B Quality = > 80% and < 120%.
Source: Company documents and Axiometrics.

PROVEN ABILITY TO ADAPT

UDR has an innovative culture that embraces new technologies.

While the COVID-19 pandemic has altered how our business is conducted, UDR has a proven history of **quickly and effectively adapting** to changing market conditions while also deploying new technologies to drive operations forward. The Company did not envision a pandemic occurring in 2020, but the increased need for self-service and previous/ongoing investments into **self-service via the Next Generation Operating Platform** have allowed UDR to be nimble in our response and put us in advantageous positions with regard to occupancy, rate growth, and controllable expense growth.

Industry Challenge	UDR Response	Opportunity
Rate growth vs. occupancy	Surgical approach to maximizing revenue at the unit level	Enhanced data to determine lifetime resident value and **optimize NOI**
Lower levels of traffic and condensed peak leasing season	More "touch points" via a "touchless" sales framework; virtual and self tours; increased focus on renewals	Heat maps and other tech initiatives designed to support virtual tours can improve unit-level pricing
Collections / delinquencies	Real-time collections interface with feedback loop to local teams; accommodating those in need with payment plans	Better understanding of resident habits to enhance pre-lease screening and improve future collections rate
Regulatory restrictions	Granular surveillance of city, county, state, and federal regulations to drive operating strategies at the local level	Ability to adapt unit-by-unit pricing strategies as economies reopen and restrictions lapse
Staffing at properties	Provide leasing teams with innovative tech tools to conduct day-to-day activity; UDR can operate efficiently with smaller teams	More ways to lease while appealing to a wider array of potential residents
Amenity and fee growth	Reinstitute various amenity rentals and fee initiatives as the economy reopens and restrictions lapse	Repurpose common areas to meet changing resident needs and preferences

ADAPTING OPERATIONS DURING COVID-19

UDR has **consistently embraced new technologies** that drive greater efficiencies throughout our operations.

Prior to the pandemic, we were already well into the implementation of a touchless, self-service operating model due to investments made over the past three years in our Next Generation Operating Platform. The pandemic has accelerated future initiatives, and spawned others, including:

Virtual Touring

- The natural extension of self-touring, which has helped our business to continue to fully function, especially in urban areas.


INDOOR TERRACE AND GOURMET KITCHEN - 2/2

"Smart" Tech and Big Data - Heat Maps and Machine Learning

- Smart locks installed in ~37K (or ~75%) units to-date, allowing for self-service and touchless leasing portfolio-wide.
- Spatial heatmaps provide the ability to identify previously latent demand trends and price at the unit level.
- Using AI and machine learning to unlock new insights, interact with customers, optimize revenue and expense growth, and share best practices.


TIERRA DEL REY

Real-Time Collections

- Real-time data enables local teams to quickly identify who has paid rent.
- Enhances pricing, communication, and collection strategies by unit, property, product type, and market.


UNITED STATES
Delinquent Homes

Source: Company documents.

RESPONDING TO LEASING CHALLENGES

Since declining by 35% and 45% year-over-year in late-March, **leasing traffic ("traffic")[(1)] and applications have incrementally improved** as states have begun to re-open.

Traffic is now 6% higher and applications are roughly flat compared to the same time in 2019. To accommodate this influx, remain "touchless," and to ensure a user-friendly and efficient on-line experience, we have modified UDR.com to include advancements like virtual touring.



Year-Over-Year Change in Demand Trends
Traffic
Visits
Applications
In May 2020, retention improved by 400bps year-over-year and our closing ratio increased to 43.0% (versus 33.3% a year ago).
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
February 2, 2020
February 9, 2020
February 16, 2020
February 23, 2020
March 1, 2020
March 8, 2020
March 15, 2020
March 22, 2020
March 29, 2020
April 5, 2020
April 12, 2020
April 19, 2020
April 26, 2020
May 3, 2020
May 10, 2020
May 17, 2020
May 24, 2020
3/11: WHO declares the coronavirus outbreak a pandemic.
3/26: Roughly 1 in 2 Americans go on lockdown as 22 states issue stay-at-home orders.
4/23: The number of Americans that filed for unemployment since mid-March hits 26 million.
3/19: Nearly all US states declare a state of emergency.
4/7: Roughly 95% of all Americans are under lockdown, as 42 states issue stay-at-home orders.

- **Stronger Traffic, Visit, Application Trends (~25% of NOI):** Seattle, Tampa, Orlando, Nashville, Baltimore, and Richmond.
- **Weaker Trends (~25% of NOI):** Urban areas and city centers (e.g., NYC, SF, Boston).

(1) Definitions can be found in the Definitions and Reconciliations addendum to this document.
Source: Company documents.

Maximizing revenue growth through a surgical approach to pricing homes and accommodating residents in need.

UDR's surgical approach to pricing homes and accommodating our residents throughout the pandemic has relied on market-by-market, asset-by-asset, and even home-by-home operating strategies that balance rate growth against occupancy changes. Our technology and self-service based Next Generation Operating Platform maximizes results by providing our teams flexibility at a granular level.

Examples of Home-by-Home Pricing Strategy Driven by Heat Maps

Floor Plan Premium: The Courts at Huntington Station (Alexandria, VA)


Huntington Park Drive
North Kings Highway
Grand Pavilion Way
Fitness Center
Pool
Bicycle Storage
Motorcycle Parking

- UDR identified favorable vacancy trends on 2-bedroom (2BR) units, and further detail on which floorplans had the lowest days vacant versus both the property and 2BR average.
- The units circled here had an average days vacant of 5 fewer days than the property average and 4 fewer days than the 2BR average.
- UDR opportunistically added a premium to this floor plan due to high desirability and marketability.

Pricing Adjustment to Reduce Vacancy: Carrington Hills (Greater Nashville, VA)



- UDR found some 2BR units facing the highway were sitting vacant longer than the property, 2BR, and floorplan average.
- We lowered pricing on certain units facing the highway to improve leasing velocity, lower vacancy, and improve revenue and NOI.

Source: Company documents.

NEXT GENERATION OPERATING PLATFORM

UDR's **Next Generation Operating Platform** was originally conceived three years ago to enhance our margin by minimizing controllable expense growth through centralizing/outsourcing certain functions, moving to an efficient self-service model, and utilizing big data to improve top-line growth prospects. It has fundamentally changed how we interact with our customers and works well during pandemics too.

Phase 1: The Basics (2018-2020)

- Centralize certain administrative/sales functions and outsource the majority of maintenance tasks.
- SmartHome Technology investments including smart locks, thermostats, light switches, and water leak detectors (~37K installations completed to-date).







What is UDR's Next Generation Operating Platform?

Phase 2: Self-Service (2020-2021)

- Smart device and app enabled self-touring for prospective residents.
- Smart device enabled self-service for current residents (e.g., add a pet to a lease, serve a notice to vacate, request maintenance, etc.).


27 Seventy Five Mesa Verde
Property photos
Community amenities
Leasing info
Please use the below buttons to contact us at any time during your tour.
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Phase 3: Data Science (2020+)

- "Google-izing" UDR's data to optimize revenue and expense growth.
- Using AI and machine learning to unlock new insights and interact with customers.
- Presenting data spatially through "heatmaps" to drive performance.



Source: Company documents.

NEXT GENERATION OPERATING PLATFORM

COVID-19 has shifted the conversation away from the **Platform's economic upside**, but progress continues which will benefit 2020 and beyond.

1 A far more efficient company…



TTM(1) SS Controllable NOI per Employee ($000s)
$800
$700
$600
$602
$768
28% expansion since 2Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20

2 …that requires fewer employees, but provides better service to our residents…

- Site-level employee count ↓ 22%+ since 2Q18 through natural attrition
- Resident Satisfaction/NPS[2] ↑ 15% since 2Q18 to 34.1
- Self service is an everyday expectation

3 …which should continue to drive resident turnover lower, further reducing same-store controllable expenses…



TTM(1) SS Turnover
50.0%
49.8%
49.6%
49.4%
49.2%
40 bps lower since 2Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20



TTM(1) SS Controllable Expense Growth
101
100
99
Slightly negative growth since 2Q18 on a per home basis
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20

4 …all of which is expected to drive same-store controllable margin expansion and value creation.



TTM(1) SS Controllable Op. Margin
85.7%
84.7%
83.7%
80+ bps expansion since 2Q18
150-200 bps of expansion forecasted by YE 2021
2018
2019
2020E
2021E

$350-$450M in Shareholder Value

(1) TTM indicates trailing twelve months.
(2) Net Promoter Scores measure our customers' loyalty on a -100 to +100 scale.
Source: Company documents.



Reasons to Invest in UDR



The Residences at Pacific City | Huntington Beach, CA

UDR's Value Proposition

✓ **Strong Earnings, Dividend and NAV per Share Growth have contributed to robust <u>Total Shareholder Return</u> over time, driven by…** Page 14

1 Operating Excellence:

- Next Generation Operating Platform has enhanced, and is expected to continue to enhance, our performance Pages 10-11
- Better same-store NOI growth and more market "wins" (i.e., highest revenue growth) over time versus peers Page 16

2 Accretive Capital Allocation:

- History of listening to cost of capital signals Page 20
- History of pivoting to/accretively investing in best risk-adjusted return opportunities across a multitude of growth options Pages 18-20

3 Portfolio Composition: Page 21

- Appeals to a wide variety of renters
- Creates more diverse opportunities to implement best-in-class operations and capital allocation platforms
- Predictive analytics helps to guide market selection

4 Balance Sheet Strength: Page 22

- Investment grade with well-laddered maturity schedule and access to a wide variety of capital sources

5 Strong, Innovative Culture with a Focus on Sustainability Page 23

- High employee engagement and resident satisfaction
- Significant focus on ESG-related actions and reporting

Our same-store NOI, FFO as Adjusted, dividend and NAV per share growth rates compare favorably versus peer-median growth rates over the past six plus years.

UDR Per Share Growth Rates (indexed at 100 at YE 2013)[(1)]


SS NOI
FFO as Adj./sh Growth
Dividend/sh Growth
NAV/sh Growth
4.7% UDR SS NOI CAGR vs. Peer Med. of 4.2%
6.4% FFO as Adj./sh CAGR vs. Peer Med. of 5.2%
6.3% Dividend/sh growth CAGR vs. Peer Med. of 6.3%
7.6% NAV/sh CAGR vs. Peer Med. of 8.0%
158
154
153
138
180
170
160
150
140
130
120
110
100
2013
2014
2015
2016
2017
2018
2019
2020 YTD

This growth has driven robust relative total shareholder return.

Total Shareholder Return (indexed at 100 at YE 2013)[(2)]


UDR
NAREIT Apart Index
NAREIT Equity Index
S&P 500
10.8% UDR TSR CAGR
9.9% Nareit Apartment Index TSR CAGR
9.1% S&P 500 Index TSR CAGR
6.0% Nareit Equity Index TSR CAGR
192
183
175
145
290
270
250
230
210
190
170
150
130
110
90
2013
2014
2015
2016
2017
2018
2019
2020

(1) 2020 levels represent 1Q 2020 results for UDR and peers.
(2) Data as of May 28, 2020 for UDR and S&P 500; as of April 30, 2020 for NAREIT Apartment Index and NAREIT Equity Index (figures reported monthly)
Source: Company and peer documents and forecasts, Nareit and Factset.

UDR Creates Value Through Operations

Better than peer long-term same-store NOI growth…

With lower NOI volatility (i.e., risk)…

2010 - 1Q 2020 NOI Growth CAGR


UDR
4.5%
Peer Median
4.2%

2010 - 1Q 2020 NOI Volatility(1)


UDR
0.5
Peer Median
0.6

1 Next Generation Operating Platform:

Pages 10-11

- Differentiated approach to how UDR interacts with customers
- Has, and is expected to, drive efficiencies throughout our cost structure via centralization/outsourcing of tasks and self-service
- Success measured through controllable margin expansion and improving customer satisfaction/employee engagement
- Data science advances are expected to drive revenue and margin growth in 2020 and beyond
- **$15-$20M in incremental run-rate NOI by 2022; $350-$450M in additional shareholder value expected**

2 Strong Blocking and Tackling:

Page 16

- UDR generates more market “wins” (i.e., generating the best same-store revenue growth in a market) than peers over time
- Since 2014, UDR’s same-store NOI growth without operating initiatives is comparable to peer growth including their initiatives

3 History of Value Creating Operating Initiatives:

Page 16

- Monetizing real estate beyond leasing apartments
- **$32M in incremental run-rate NOI created since 2014; $640-$715M in additional estimated shareholder value**

(1) Calculated as Coefficient of Variation of NOI growth rates from 2010 – 1Q 2020.
Source: Company and peer documents.

OPERATING EXCELLENCE

Outsized "market wins[1]" illustrate our ability to **consistently outperform peers at the market-level over time** and better represent our operating abilities, as they are agnostic to geographic portfolio concentrations.

On a trailing 12 month basis, UDR has, on average, **generated the highest SS revenue growth in 20% more markets than peers**[2] since 2008.



UDR
Peer Avg.
70%
60%
50%
40%
30%
20%
10%
0%
1Q2008
1Q2009
1Q2010
1Q2011
1Q2012
1Q2013
1Q2014
1Q2015
1Q2016
1Q2017
1Q2018
1Q2019
1Q2020

Since UDR's initial margin enhancing operating initiatives were put into place in 2014, our same-store NOI growth has compared well versus the peer group; generating **$640-$715M** in incremental value for our shareholders over the past six-plus years.

Blocking and Tackling

UDR avg. SS NOI growth **without** margin-enhancing initiatives is similar to peer median growth **with** initiatives:

4.0% (UDR) vs. 4.2% (Peer Median)

Innovation

Better-than-peer median growth **after adding** margin-enhancing initiatives (+95 bps annually):

4.9% (UDR) vs. 4.2% (Peer Median)

UDR vs. Peer Median[3] SS NOI Growth



Peer Median
UDR
95 bps in annual avg. additional NOI growth from initiatives.
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
4.2%
4.9%
4.0%
2014-2019

(1) Winning a market is defined as ranking first among MF peers in year-over-year same-store revenue growth in a UDR market during a quarter.
(2) Peer average includes large publically traded apartment REITs. As measured from 2008–2020.
(3) Peer median includes AIV, AVB, CPT, EQR, ESS and MAA.
Source: Company and peer documents.

UDR's Operational Value Proposition in Action

UDR creates a significant amount of value through its operations platform, expertise, and culture. Our relative NOI growth outperformance in Orlando over time (shown below) serves as an illustrative example of what our operating teams can accomplish when our **best-in-class blocking and tackling, historical initiative implementation, and Next Generation Operating Platform combine to drive value creation**. Since 2014, our relative same-store NOI growth in Orlando has outpaced peers by ~160 bps annually.

Orlando Same-Store NOI Growth CAGR (2014 – 1Q 2020)


UDR
7.0%
Peer Average
5.4%

The drivers of this outperformance are varied, but all are **replicable** and representative of **competitive advantages** available to UDR in many of our markets.

Orlando Same-Store NOI Growth Build-Up (2014 – 1Q 2020)


UDR Annual NOI Growth
7.0%
Market Growth
5.6%
Historical Ops Initiatives (1)
1.0%
NextGen Platform (2)
Our Next Generation Operating Platform's contribution to same-store NOI growth is expected to accelerate in coming years.
0.4%

(1) Includes parking optimization, view and location premiums, short-term furnished rentals, etc.
(2) Includes centralization and outsourcing of certain functions (e.g., unit turnover). Future initiatives include additional self-service and utilization of data science.
Source: Company and peer documents.

Creating Value Through Capital Allocation

1 Expertise in a Wide Variety of Investment Opportunities

Page 19

- Acquisitions; development; Developer Capital Program (mezz/pref lending platform; "DCP"); redevelopment; operating platform; revenue-enhancing capital expenditures

2 Disciplined Approach to External Growth

Page 20

- Strong track record of heeding cost of capital signals sent by the public market
- History of willingness and ability to quickly pivot to growth opportunities with the best risk-adjusted return
- Regimented approach to capital allocation (i.e., accretive to near-term FFO and long-term growth, must have operating upside, leverage neutral, match-funded, etc.)

Our disciplined investment process has historically created significant value for our shareholders.

2014-YTD 2020 Investments and Value Creation


Value Created ($M)
Acquisitions
$230
Development
$675
$0
$1,000
$2,000
$3,000
$4,000
Cost
Est. Market Growth
Est. Value Created in Excess of Est. Market Growth

DCP

Life-to-Date Committed Capital: $638M

↓

Life-To-Date Income Realized: $89M

↓

Wtd. Avg. IRR on 5 Acquired Communities: 12.6%

Source: Company and peer documents.

ACCRETIVE CAPITAL ALLOCATION

Our ability to **adapt and pivot our investment focus toward opportunities that generate the highest risk-adjusted IRR** and which can be funded accretively is central to UDR's capital allocation strategy. We have a full suite of options including:

ONE-OFF/PORTFOLIO ACQS.



The Slade at Channelside | Tampa, FL

- Complete complicated portfolio acquisitions or value-add one-offs.
- 2019/YTD 2020, acquired 23 operating assets for $1.9B.

DEVELOPMENT



345 Harrison Street | Boston, MA

- Ground up wholly-owned or JV development.
- $279M pipeline; ~35% funded.
- Future dev. in Washington, D.C., and Dallas.

DEVELOPER CAPITAL PROGRAM



Brio | Seattle, WA

- Provide capital to third-party developers for assets in markets we want to expand in.
- ~$374M of committed capital to 10 projects; ~96% funded.

REDEVELOPMENT



10 Hanover Square Lobby | New York, NY

- Redevelopment, densification and unit additions.
- 10 Hanover Square (NYC) and Garrison Square (Boston) to be redev'd in '19-'21 for $25M.

OPERATING PLATFORM



Virtual Tours | SmartHome Technology Package

- $30-$40M est. spend in '19/'20 on SmartHome technologies.
- $25-$35M est. spend in '19-'21 on Operating Platform enhancements.

NOI-ENHANCING CAP EX



Tierra Del Rey Bathroom Remodel | L.A., CA

- Freshen up communities when IRRs meet internal hurdles.
- Spend $40-$45M annually.

Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

UDR has a **strong track record of heeding cost of capital growth signals** from the public market, as exhibited by our disciplined use of equity issuances versus dispositions to fund our external growth over time.



Capital Allocation During the Apartment Cycle ($M)
UDR Prem./(Disc.) to NAV (lt. axis)
Net Acquisitions (rt. axis)
40%
30%
20%
10%
0%
(10)%
(20)%
(30)%
(40)%
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
($2,000)
2007
2008
2009
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Issue equity at a premium to NAV and grow when appropriate
Sell assets to fund growth when equity trades at a discount to NAV

UDR has access to a wide variety of capital sources, through which we fund the best risk-adjusted growth opportunities available to us.



UDR'S CAPITAL SOURCES
Priced
Not Attractively
Attractively
Source in Size
Yes
No
Asset Dispositions
Common Equity
Unsecured Debt
Secured Debt
JV Capital
Line of Credit
Preferred Equity
Commercial Paper



UDR'S CAPITAL USES
Risk-Adjusted Return
Low
High
Investment Opportunity
Large
Small
Acquisitions
Development
Developer Capital Program
Redevelopment
Stock Buybacks
NOI-Enhancing Cap Ex
Operating Platform

Source: Company documents and FactSet.

DIVERSIFIED PORTFOLIO COMPOSITION

Our diversified portfolio, as defined by geographic mix, price point and location within markets, is a differentiating factor versus peers, appeals to a wide renter and investor audience and lessens volatility in long-term same-store growth. **Predictive analytics is expected to provide a competitive advantage and serves as a primary tool for market selection.**

UDR's Diversified Portfolio[1]

Markets: 21	**Communities:** 167	**Total Homes:** 51,587	**SS Homes:** 41,529
A/B Quality: ~60%/40%		**Urban/Suburban Mix:** ~40%/60%	


Portfolio-Wide Rental Rate Differential(1,2)
100%
80%
60%
40%
20%
More Diversified
Less Diversified
40%
50%
60%
70%
80%
90%
100%
% of SS Revenue in Five Largest Markets(1)
UDR
Peers
Peer Avg.(1)

UDR Diversification in Major Markets[1]

Market	% Total NOI	Urban / Suburb.	A / B Quality
Wash., D.C.	16.0%		
Orange Cty	13.1%		
Boston	11.3%		
SF Bay Area	11.0%		
New York	9.6%		
Seattle	6.7%		

Market	% Total NOI	Urban / Suburb.	A / B Quality
Los Angeles	4.1%		
Dallas	4.5%		
Tampa	3.9%		
Orlando	3.1%		
Nashville	2.8%		

Urban ■ Suburban ■ A-quality[3] ■ B-quality[3]

(1) Data as of March 31, 2020. Comparative top-5 markets for peer REITs are defined similarly to UDR's market definitions.
(2) Price point differential equals the percentage difference between 1st and 3rd quartile rent levels across each REIT's portfolio.
(3) A-quality is defined as having average community rent > 120% of market average rent. B-Quality = > 80% and < 120%.
Source: Company and peer documents and AxioMetrics.

BALANCE SHEET STRENGTH

Our balance sheet is **safe, liquid and flexible.**

We are comfortable with our credit metrics, maturity profile, three-year liquidity outlook, available LOC capacity and the efficient pricing they provide, which serve as a competitive advantage versus the private market.

1Q 2020 UDR BALANCE SHEET STATS	
Consolidated Debt-to-Enterprise Value	**29%**
Consolidated Net Debt-to-EBITDAre	**6.0x**
Consolidated Fixed Charge Coverage	**4.8x**
% of NOI Unencumbered	84.3%
Avg. Debt Duration (Yrs.)	7.1
% of Debt Maturing in Next 3 Yrs.	7.6%
S&P Unsecured Rating	BBB+
Moody's Unsecured Rating	Baa1

Safely investment grade

Artificially high due to timing of transaction activity(1)

Well laddered maturity schedule

Translates into efficient pricing

Well-Laddered Forward Debt Maturity Schedule ($M)


$328
$34
$9
$646
$461
$473
$351
$301
$422
$445
$1,400
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
~2% of consolidated debt outstanding matures through 2022, excluding Commercial Paper (2), principal amortization and Working Capital Facility
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
Thereafter
Unsecured Debt
Secured Debt
Line of Credit/Working Capital

(1) Consolidated net debt-to-EBITDAre was artificially high at quarter-end due to the timing of acquisitions completed during the quarter versus the closing of announced dispositions during 2Q 2020 and pending settlements of forward ATM contracts.

(2) The 2020 maturity reflects the $215.0 million of principal outstanding at an interest rate of 1.58%, an equivalent of LIBOR plus a spread of 47 basis points, on the Company's unsecured commercial paper program as of March 31, 2020. Under the terms of the program the Company may issue up to a maximum aggregate amount outstanding of $500.0 million. If the commercial paper was refinanced using the line of credit, the weighted average years to maturity would be 7.2 years without extensions and 7.3 years with extensions. In April of 2020, the $215.0 million of unsecured commercial paper was paid off with draws on our line of credit (which matures in 2024, when including extensions) and working capital credit facility (which matures in 2021).

Source: Company documents.

CULTURE AND ESG

UDR's culture is **innovative, empowering and rewards success.** Reporting on our ESG initiatives increased dramatically during 2019.

Corporate Responsibility

GRESB

- Participated in Global Real Estate Sustainability Benchmark ("GRESB") in 2019; achieved ESG public disclosure score of "A"

SUSTAINALYTICS

- Classified "Low Risk" by Sustainalytics ESG Risk Rating Report

LOGICAL BUILDINGS

- Awarded Smart Buildings Innovator of the Year for 2019
- Launched Sustainability website (udr.com/green-living) and published inaugural Corporate Responsibility Report in 2019

LEED

- Issued first ESG-friendly Green Bond ($300 million of 15-year debt at a 3.1% interest rate) in October 2019

Transparent and Measurable ESG Targets

- -15% energy consumption between 2015 and 2025
- -10% water consumption intensity between 2015 and 2025
- 10% of common area electric load procured through renewable energy sources by 2025

Associate Engagement

97%	of associates are proud to work for UDR
87%	of associates feel that people from diverse backgrounds can succeed at UDR
84%	of associates feel that UDR is innovative

Resident Satisfaction

+43%	Increase in online reputation scores over the past five years
+15%	Increase in resident loyalty scores (NPS) since 2Q18
-20 bps	Reduction of annualized resident turnover since 2Q18

Source: Company documents.

REIT Investment Case and Apartment Demographics/Fundamentals


Crescent Hgts Bl
McCarthy Vista
Wilshire Bl

Vision on Wilshire | Los Angeles, CA

The public REIT space is an institutionally accepted asset class with over $1T in market cap and has 71 companies with market caps over $3B.

REITs have historically served as a strong inflation hedge, have direct exposure to large-scale drivers of the U.S. economy, and have differentiated lease durations, risk profiles and industry exposures.

REIT Basics(1)	Key Driver	Public REIT's >$3B Market Cap	Total Market Cap ($B)	% of R.E. Owned by REITs	Lease Duration	Avg. 2020 FFO Multiple
Apartments	Demographics	**7**	**$102**	**5-10%**	**Short**	**17.3x**
Self-Storage	Demographics	4	55	10%	Short	17.1x
Lodging/Gaming	Business Activity	4	47	5-10%	Short	6.7x
Industrial	E-Commerce	9	113	5-10%	Medium	23.0x
Malls	Consumers	1	23	80%	Long	5.6x
Health Care	Baby Boomers	8	87	No Est.	Long	12.3x
Strip Centers	Consumers	4	32	10%	Long	10.3x
Office	Employment	11	97	5-10%	Long	12.7x
Other(2)	Misc.	23	460	No Est.	Variable	19.6x
Total/Wtd. Avg.		**71**	**$1,016**			**16.5x**
S&P 500						**20.9x**

REITs have come a long way since the early 1990s, growing in both number and prominence….


$1,500
$1,300
$1,100
$900
$700
$500
$300
$100
-$100
200
180
160
140
120
100
80
60
40
20
0
1990
1996
2002
2008
2014
2020
179
$1,016
Market Cap ($B, lt. axis)
# of Public REITs (rt. axis)

And, REITs comprise significant weightings across numerous indices, including the S&P 500.


18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
17%
14%
11%
9%
9%
4%
4%
3%
R2500 Value
R2000 Value
S&P 400
S&P 600
R2000
R3000
R1000
S&P 500

(1) Data as of May 28, 2020.
(2) Other category includes Manufactured Homes, Student Housing, SF Rental, Net Lease, Diversified, Land, Data Centers, Cell Towers and Timber.
Source: Nareit, Evercore ISI, Green Street Advisors, Citi, and BMO Capital Markets.

Over the past 20 years Equity REITs have generated **better relative TSR** versus the broader market in slightly over half of the 3-year rolling measurement periods; all **while providing investment diversification** (low correlation to broader market returns).



Rolling 3-Year Annualized TSR(1)
53% of the time, the Nareit Equity Index has outperformed the S&P 500 on a rolling 3-Year TSR basis.
63% YOY TSR correlation between the two datasets since 2000.
30%
20%
10%
0%
(10)%
(20)%
(30)%
Avg. Outperformance: +12%
Avg. Underperformance: (7)%
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
2020
Equity REIT Underperformance vs. S&P 500
Equity REIT Outperformance vs. S&P 500

Dividend reinvestment has comprised 60-65% of REITs' TSR over the same time period, providing a level of **stability and durability** to REIT returns that the broader market cannot match.



Avg. Dividend Yield(1)
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
5.0%
1.8%
REIT
S&P 500



Dividend Reinvestment as a % of TSR(1)
70%
60%
50%
40%
30%
20%
10%
0%
63%
31%
REIT
S&P 500

(1) Data from May 2000-May 2020.
Source: Nareit and Factset.

WHY APARTMENT REITS?

Apartment REITs have outperformed other REITs and the broader market by a wide margin over the past 20 years. This outperformance has been driven by (1) an ongoing shortage of U.S. housing, (2) better LT NOI growth/lower cap ex than most other REIT sectors, (3) the sector's status as a necessary, non-discretionary expense, and (4) a higher propensity to rent from Millennials/Baby Boomers, the two largest U.S. population cohorts.

Total Shareholder Return (indexed at 100 in January 2000)(1)



NAREIT Equity Apartments Index
NAREIT Equity Index
S&P 500
Apartment REITs have outperformed over time.
865
615
308
11.2% Nareit Equity Apartments Index CAGR
9.8% Nareit Equity Index CAGR
5.7% S&P 500 CAGR
1,200
1,000
800
600
400
200
-
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
2020

Apartment REITs have also consistently outperformed other REITs over the majority of the 3-year rolling measurement periods over the past 20 years; albeit with relatively minimal diversification benefits versus other REITs.

Rolling 3-Year Annualized TSR(1)

67% of the time, the Nareit Equity Apartments Index has outperformed the Nareit Equity Index on a rolling 3-Year TSR basis. **92% YOY TSR correlation** between the two datasets since 2000.



15%
10%
5%
0%
(5)%
(10)%
(15)%
Avg. Outperformance: +5%
Avg. Underperformance: (4)%
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
2020
Apt. REIT Underperformance vs. Equity REITs
Apt. REIT Outperformance vs. Equity REITS

(1) Data from May 2000-May 2020.
Source: Nareit and Factset.

Long-term demographics remain strong for apartments. Domestically born age cohorts <20 years old are, on average, 192K larger than the primary renter cohorts aged 20-34 years. Whether the "population wave" continues unabated is expected to depend on the intensity of foreign born growth as younger cohorts mature.


U.S. Population by Age Cohort (M)
Domestically Born
Foreign Born
The Pig in the Python: Younger age cohorts are sizeable and should continue to grow via immigration, which supports a strong LT trend for renter growth.
26
24
22
20
18
16
14
12
10
Primary renter cohort
Increasingly important renter cohorts
Years Old: 5-9
10-14
15-19
20-24
25-29
30-34
35-39
40-44
45-49
50-54
55-59
60-64

Propensity to rent is significantly higher across all age cohorts and in many of UDR's largest markets since the previous housing peak in the mid-2000s.


Propensity to Rent by Age Cohort
1Q120 TTM (lt. axis)
Increase Since Peak H.O. Rate (bps, rt. axis)
76.2%
889
847
630
59.0%
188
36.9%
25.6%
80%
70%
60%
50%
40%
30%
20%
10%
1,000
800
600
400
200
0
Years Old: < 25
25-34
35-49
>50


Propensity to Rent by Major UDR MSA
2007
1Q20 TTM
55%
50%
45%
40%
35%
30%
25%
34%
48%
49%
39%
31%
42%
46%
35%
Wash., D.C.
SF Bay Area
NYC
Boston

Source: U.S. Census Bureau.

Cumulative renter household ("HH") formation has outpaced cumulative owner HH formation since the mid-2000s. But the U.S. is not producing enough housing to satisfy overall HH growth. Since 2010, 21% fewer total housing units have been produced than total HH formation over the same period. Single-family affordability has become increasingly strained and forecasts indicate 4.6 million additional apartments are projected to be needed by 2030.


Household Growth by Type (000s) (1)
YOY Owner HH Formation
YOY Renter HH Formation
YOY Total Housing Completions
SF Affordability (rt. axis)
More Affordable
Less Affordable
Owner Nation
Renter Nation
2,200
1,700
1,200
700
200
(300)
(800)
80
70
60
50
40
30
20
10
0
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019

Other impediments to homeownership that are beneficial to rentership include **changes in lifestyle preferences**, which are long-cycle, and rising student debt balances. Unbundling younger households should also help.



Peak home-buying age ↑ to 33 from 29 in the 1970s.



Avg. age of marriage ↑ to 28 from 22 in the 1970s.



48% of Millennials have zero down payment savings.


Total Student Debt Outstanding ($T, rt. axis)
% of 18-34 Y.O. Living with Parents (lt. axis)
LT Avg. 18-34 Y.O. Living with Parents (lt. axis)
Returning to the LT average of 29% equates to 1.6 million additional households.
27%
32%
$0.4
$1.5
33%
32%
31%
30%
29%
28%
27%
26%
25%
$1.6
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

(1) 2020 figures for HH formation and housing completions reflect 1Q actuals and are not annualized.
Source: U.S. Census Bureau, Green Street Advisors, New York Federal Reserve, National Association of Homebuilders and AxioMetrics.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®

Investor Relations Contact:
Trent Trujillo
ttrujillo@udr.com
720.283.6135

UDR Definitions and Reconciliations

June 2020


1190

The Slade at Channelside | Tampa, FL

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Acquired JV Same-Store Portfolio Communities: Represents the Acquired JV Same-Store Portfolio Communities as if these communities were 100% owned by UDR since January 1, 2019. These communities were Stabilized for five full consecutive quarters and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition. Because these communities became wholly owned by UDR in 2019 (the 11 communities and 3,619 homes were previously owned by UDR unconsolidated JVs), they are not included in the UDR Same-Store Communities. See UDR Same-Store Communities for more information regarding inclusion. These communities have been identified in certain tables to provide Combined Same-Store results as if these communities were 100% owned by UDR in prior periods. These 11 communities will be eligible to join the UDR Same-Store Communities on January 1, 2021.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page A-11 of this presentation.

Applications: The Company defines Applications as the total (or gross) number of applications received to lease a home for the period indicated.

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items as Consolidated Interest Coverage Ratio - adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio - adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Source: Company documents, Nareit and Green Street Advisors.

Management considers Consolidated Interest Coverage Ratio - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio - adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre - adjusted for non-recurring items. Consolidated EBITDAre - adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Management considers Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre - adjusted for non-recurring items is provided on page A-10 of this presentation.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income.

Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Debt-to-Enterprise Value: The amount of debt in relation to Enterprise Value.

Management considers Debt-to-Enterprise Value a useful metric for investors as it is a widely recognized measure for evaluating leverage of a public company and presenting Debt-to-Enterprise Value will enable investors to assess our leverage in comparison to other REITs.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

DownREIT: A DownREIT is structured much like an UPREIT, but the REIT also owns and operates properties other than its interest in a controlled partnership that owns and operates a separate group of properties.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), net, (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt and will enable investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page A-10 of this presentation.

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Enterprise Value: The summation of Equity Market Cap, short-term debt, and long-term debt, net of balances for cash and cash equivalents on a given day.

Management considers Enterprise Value a useful metric for investors as it is a widely recognized measure for calculating the public value of assets.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given day.

Equity REIT: A REIT which owns, or has an "equity interest" in, income-producing real estate (rather than making loans secured by real estate collateral).

Source: Company documents, Nareit and Green Street Advisors.

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page A-11 of this presentation.

Funds From Operations ("FFO") attributable to common stockholders and unitholders:. The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page A-11 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	1Q 2020
Income/(loss) from unconsolidated entities	$ 3,367
Management fee	600
Interest expense	5,067
Depreciation	8,816
General and administrative	66
West Coast Development JV Preferred Return	(77)
Developer Capital Program (excludes Alameda Point Block 11 and Brio)	(5,996)
Other (income)/expense	160
Unrealized (gain)/loss on unconsolidated investments	44
Total Joint Venture NOI at UDR's Ownership Interest	$ 12,047

Lease Closing Ratio: The Company defines Lease Closing Ratio as leases signed as a percentage of visits for the period indicated.

Leasing Traffic: The Company defines Leasing Traffic as average daily leads to lease a home for the period indicated.

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units.

Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.875% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	1Q 2020	4Q 2019	3Q 2019	2Q 2019	1Q 2019
Net income/(loss) attributable to UDR, Inc.	$ 5,221	$ 97,959	$ 27,204	$ 35,619	$ 24,503
Property management	9,203	8,703	8,309	8,006	7,703
Other operating expenses	4,966	2,800	2,751	2,735	5,646
Real estate depreciation and amortization	155,476	143,464	127,391	117,934	112,468
Interest expense	39,317	60,435	42,523	34,417	33,542
Casualty-related charges/(recoveries), net	1,251	1,316	(1,088)	246	-
General and administrative	14,978	14,531	12,197	12,338	12,467
Tax provision/(benefit), net	164	2	1,499	125	2,212
(Income)/loss from unconsolidated entities	(3,367)	(118,486)	(12,713)	(6,625)	(49)
Interest income and other (income)/expense, net	(2,700)	(2,406)	(1,875)	(1,310)	(9,813)
Joint venture management and other fees	(1,388)	(2,073)	(6,386)	(2,845)	(2,751)
Other depreciation and amortization	2,025	1,713	1,619	1,678	1,656
(Gain)/loss on sale of real estate owned	-	-	-	(5,282)	-
Net income/(loss) attributable to noncontrolling interests	319	7,278	2,218	2,699	2,099
Total consolidated NOI	$ 225,465	$ 215,236	$ 203,649	$ 199,735	$ 189,683

Source: Company documents, Nareit and Green Street Advisors.

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time.

Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Other Markets: The Company defines Other Markets as the accumulation of individual markets where it operates less than 1,000 Combined Same-Store homes. Management considers Other Markets a useful metric as the operating results for the individual markets are not representative of the fundamentals for those markets as a whole.

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

Proposition 13: In California, an amendment enacted in 1978 that limits the tax rate on real estate. The proposition decreased property taxes by assessing property values at their 1975 value and restricted annual increases of assessed value to an inflation factor, not to exceed 2% per year. It also prohibited reassessment of a new base year except for: (a) a change in ownership, or (b) completion of new construction.

QTD Combined Same-Store Communities: QTD Combined Same-Store Communities represent the QTD UDR Same-Store Communities and the Acquired JV Same-Store Portfolio Communities as a single portfolio, as if the Acquired JV Same-Store Portfolio Communities were 100% owned by UDR during all periods presented.

QTD UDR Same-Store Communities: The Company defines QTD UDR Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Real Estate Investment Trust Act of 1960: The federal law that authorized REITs. Its purpose was to allow small investors to pool their investments in real estate in order to get the same benefits as might be obtained by direct ownership, while also diversifying their risks and obtaining professional management.

Real Estate Investment Trust ("REIT"): A REIT is a company dedicated to owning and, in most cases, operating income-producing real estate, such as apartments, shopping centers, offices and warehouses. Some REITs also are engaged in financing real estate.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Source: Company documents, Nareit and Green Street Advisors.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested: The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the definition of Stabilization Period for Redevelopment Yield, less Recurring Capital Expenditures, minus the project's annualized NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by the total cost of the project.

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Stabilization Period for Development Yield: The Company defines the Stabilization Period for Development Yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Redevelopment Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments: The Company calculates expected stabilized yields on development as follows: projected stabilized NOI less management fees divided by budgeted construction costs on a project-specific basis. Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on page A-6, is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management's expectations for the Company's overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated Stabilized Yield on Developments as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company's future performance once stabilized.

Total Return: A stock's dividend income plus capital appreciation, before taxes and commissions.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiary ("TRS") focuses on making investments and providing services that are otherwise not allowed to be made or provided by a REIT.

Source: Company documents, Nareit and Green Street Advisors.

UPREIT: In the typical umbrella partnership REIT (UPREIT), the partners of the existing partnerships and a REIT become partners in a new partnership termed the operating partnership. For their respective interests in the operating partnership (OP units), the partners contribute the properties from the existing partnership and the REIT contributes the cash proceeds from its public offering. The REIT typically is the general partner and the majority owner of the operating partnership.

After a period of time (often one year), the partners may enjoy the same liquidity of the REIT shareholders by tendering their OP units for redemption for either cash or REIT shares (at the option of the REIT or operating partnership). This redemption may result in the partners incurring the tax deferred at the UPREIT's formation.

Visits or Qualified Leads: The Company defines Visits as the summation of tours taken by current and prospective residents, whether in-person (where allowed) or by virtual means, for the period indicated. The Company uses the term Qualified Leads interchangeably with Visits.

YTD Combined Same-Store Communities: YTD Combined Same-Store Communities represent the YTD UDR Same-Store Communities and the Acquired JV Same-Store Portfolio Communities as a single portfolio, as if the Acquired JV Same-Store Portfolio Communities were 100% owned by UDR during all periods presented.

YTD UDR Same-Store Communities: The Company defines YTD UDR Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Coverage Ratios		Quarter Ended March 31, 2020
Net income/(loss)	$	5,540
Adjustments:		
Interest expense, including costs associated with debt extinguishment		39,317
Real estate depreciation and amortization		155,476
Other depreciation and amortization		2,025
Tax provision/(benefit), net		164
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		13,883
EBITDAre	$	216,405
Casualty-related charges/(recoveries), net		1,399
Casualty-related charges/(recoveries) on unconsolidated joint ventures, net		31
Legal and other costs		758
Unrealized (gain)/loss on unconsolidated investments		32
Severance costs and other restructuring expense		1,642
(Income)/loss from unconsolidated entities		(3,367)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(13,883)
Management fee expense on unconsolidated joint ventures		(600)
Consolidated EBITDAre - adjusted for non-recurring items	$	202,417
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	809,668
Interest expense, including costs associated with debt extinguishment		39,317
Capitalized interest expense		1,384
Total interest	$	40,701
Preferred dividends	$	1,066
Total debt	$	4,885,138
Cash		(980)
Net debt	$	4,884,158
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**5.0x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**4.8x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items		**6.0x**

Source: Company documents.

In thousands, except per share and unit amounts	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Net income/(loss) attributable to common stockholders	$ 4,155	$ 23,492
Real estate depreciation and amortization	155,476	112,468
Noncontrolling interests	319	2,099
Real estate depreciation and amortization on unconsolidated joint ventures	8,816	15,674
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 168,766	$ 153,733
Distributions to preferred stockholders - Series E (Convertible) [1]	1,066	1,011
FFO attributable to common stockholders and unitholders, diluted	$ 169,832	$ 154,744
FFO per weighted average common share and unit, basic	$ 0.53	$ 0.51
FFO per weighted average common share and unit, diluted	$ 0.53	$ 0.51
Weighted average number of common shares and OP/DownREIT Units outstanding - basic	316,685	301,282
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding - diluted	320,399	304,848
Impact of adjustments to FFO:		
Promoted interest on settlement of note receivable, net of tax	$ -	$ (6,482)
Legal and other costs	758	3,660
Unrealized (gain)/loss on unconsolidated investments, net of tax	32	(229)
Severance costs and other restructuring expense	1,642	-
Casualty-related charges/(recoveries), net	1,399	15
Casualty-related charges/(recoveries) on unconsolidated joint ventures, net	31	146
	$ 3,862	$ (2,890)
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 173,694	$ 151,854
FFO as Adjusted per weighted average common share and unit, diluted	$ 0.54	$ 0.50
Recurring capital expenditures	(9,209)	(7,218)
AFFO attributable to common stockholders and unitholders, diluted	$ 164,485	$ 144,636
AFFO per weighted average common share and unit, diluted	$ 0.51	$ 0.47

See pages A-1 through A-11 for definitions and other terms.

(1) Series E preferred shares are dilutive for purposes of calculating FFO per share for the three months ended March 31, 2020 and March 31, 2019. Consequently, distributions to Series E preferred stockholders are added to FFO and the weighted average number of shares are included in the denominator when calculating FFO per common share and unit, diluted.

Source: Company documents.

Forward Looking Statements

Certain statements made in this presentation may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR’s investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®